                            SCHEDULE 14C INFORMATION


             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934


Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[X] Definitive Information Statement


                           PRISM SOFTWARE CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5) Total fee paid:

--------------------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

--------------------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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NOTE:

Where any item, other than Item 4, calls for information with respect to any matter to be acted upon at the meeting or, if no meeting is being held, by written authorization or consent, such item need be answered only with respect to proposals to be made by the registrant. Registrants and acquirees that meet the definition of "small business issuer" under Rule 12b-2 of the Exchange Act shall refer to the disclosure items in Regulation S-B and not Regulation S-K . If there is no comparable disclosure item in Regulation S-B, small business issuers need not provide the information requested. Small business issuers shall provide the financial information in Item 310 of Regulation S-B in lieu of any financial statements required by Item 1 of Rule 14c-101.

                           PRISM SOFTWARE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 2004

TO OUR STOCKHOLDERS:

         The 2004 annual meeting of stockholders of Prism Software Corporation will be held at the Company's offices 23696 Birtcher, Lake Forest, California on Thursday May 20, 2004, beginning at 11:00 a.m. local time. At the meeting, the stockholders of the company will act on the following:

         (1)      To elect three directors for a one-year term.
         (2) Ratify the selection of Independent Auditors, Cacciamatta Accountancy Corporation
         (3)      Any other matters that properly come before the meeting.

         All holders of record of shares of Prism's common and preferred stock at the close of business on April 15, 2004 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

                                            By order of the Board of Directors,

                                            /s/ Conrad von Bibra
                                            --------------------
                                            Conrad von Bibra
                                            SECRETARY

     APRIL 26, 2004

                              INFORMATION STATEMENT

   WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                         ------------------------------

This Information Statement contains information related to the annual meeting of stockholders of Prism Software Corporation to be held on Thursday May 20, 2004, beginning at 11:00 a.m., at the company premises. Proxies are NOT being solicited by the Company. The approximate date on which this Information Statement is first sent to security holders is April 26, 2004.

                               VOTING INFORMATION

With respect to the election of directors, the persons receiving a majority of the votes cast by the shares entitled to vote for the position being filled shall be elected. On any other item that should come before the meeting, the matter shall be decided by a majority of the votes cast by the shares entitled to vote at the meeting.

The By-Laws of the Company require, for a quorum, the presence at the meeting in person or by proxy, of the holders of a majority of the shares of capital stock of the Company entitled to vote.

Since certain members of the Board of Directors own, in the aggregate, more than 50% of the outstanding shares, a quorum is available without the company incurring the expense of soliciting proxies. All holders of record of Prism's common and preferred stock at the close of business on April 15, 2004 are entitled to vote at the meeting.

Election of Directors

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of the directors. Members of the Board of Directors holding more than 50% of the outstanding shares have announced their intention to vote for the three nominees identified in this Information Statement. Accordingly, the three will be elected to the Board of Directors.

The Board of Directors does not have standing audit, nomination, or compensation committees. The Board met four times in 2003 and all three directors attended each meeting.


NOMINEES
Three directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until his successor is elected and qualified. The following table sets forth certain information furnished to the Company regarding the persons who are nominees for the election as directors of the Company.

          Name                       Age       Director Since
          ----                       ---       --------------

          Carl S. von Bibra          42        2003

          David Ayres                49        2004

          Conrad von Bibra           74        2003

Carl S. von Bibra has served the Company as a director and Chairman since October 31, 2003. From March 1993 through May 1994, Mr. von Bibra was a board member of ADcom Information Services, Inc. and, since December 1992, has been corporate secretary of OCI Communication, Inc. Mr. von Bibra received his engineering degree from Stanford University. Carl von Bibra is the son of Conrad von Bibra and is a private investor.

David Ayres joined the Company in May 2002. He has over thirteen years of experience in the printer industry, and over twenty years in senior management positions. Prior to joining the Company he was CEO of an industry-leading supplier to the OEM printer market. He was also Senior Product Group Manager for Canon in their Canon Computers Systems division. He has served as President of the Company since January 23, 2004 and as a director since February 13, 2004.

Conrad von Bibra was born and raised in Los Angeles, graduating from Stanford University with a degree in chemical engineering. From 1962 to 1984, he served as President of Exeter Oil Company Ltd., a drilling and production company whose stock was listed on the American Stock Exchange in 1981. He is now a private investor. He is the father of Carl S. von Bibra. He became a director and Secretary of the Company on October 31, 2003.

OFFICERS
The following table sets forth information about the officers of the Company:

Name                        Age                     Position
----                        ---                     --------

Carl S. von Bibra            42                    Director and Chairman

David Ayres                  49                    Director and President

Conrad von Bibra             74                    Director and Secretary

Michael Cheever              35                    Controller

(For biographical information about Carl von Bibra, David Ayres and Conrad von Bibra, see "Nominees", above)

Michael Cheever joined the Company in October 1993 and became an officer on October 31, 2003. He has over thirteen years of accounting experience and was formerly with the accounting firm of Deloitte & Touche LLP.

DIRECTORS' COMPENSATION
The members of the Board of Directors do not receive any cash compensation for their service as directors, but are eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

AUDIT COMMITTEE
The Company does not have an Audit Committee. This function is fulfilled by the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that directors and officers of the Company and persons who beneficially own more than 10% of the Common Stock file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock of the Company. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

The Company received no copies of any Section 16(a) forms filed by officers, directors or 10% beneficial owners during 2003, other than the Form 4 Reports to the SEC filed during 2003 by Conrad von Bibra and Carl von Bibra and Form 3 and Form 4 Reports covering purchases in 2003 filed by David Ayres following his election to President in 2004. Based solely on its review of the copies of the
Section 16(a) forms received by it, and on representations from certain reporting persons, the Company believes that, during the last fiscal year, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that, to the knowledge of the Company, E. Ted Daniels, its former President and a director, did not file a Form 4 with respect to the shares acquired by him during 2003 upon exercise of options.

CODE OF ETHICS
The Company is in the process of preparing a Code of Ethics for its officers and directors and will discuss it at the next meeting of its Board of Directors. It will be attached as an exhibit to the first quarterly report on Form 10-QSB that the Company will file after adopting the Code.


EXECUTIVE COMPENSATION.

SUMMARY COMPENSATION TABLE
The following table sets forth certain compensation awarded or paid by the Company to its executive officers during the fiscal years ended December 31, 2003, December 31,2002 and December 31, 2001. No other executive officer's total annual salary and bonus for services to the Company exceeded $100,000.

                                                                                                 LONG-TERM COMPENSATION
                                                                                     -----------------------------------------------
                                                     Annual Compensation                          Awards                  Payouts
                                      ---------------------------------------------  --------------------------------  -------------
                                                                        Other                                               All
                                                                        Annual                        Securities           Other
                                                                       Compen-          Stock         Underlying          Compen-
      Name and              Fiscal      Salary (1)         Bonus      sation (2)        Awards        Options (#)         sation
 Principal Position          Year           ($)             ($)           ($)            ($)              (3)               ($)
------------------------   ---------  ----------------  ------------ --------------  --------------- ----------------  -------------
E. Ted Daniels (1)            2003        $178,435            $0        $16,203          $16,000                0              $0
Past President and            2002        $172,273            $0        $14,607               $0                0              $0
Chief Executive Officer       2001        $224,280            $0        $12,246               $0        1,688,456              $0

David Ayres                   2003        $137,551            $0             $0               $0          500,000              $0
President                     2002         $89,640            $0             $0               $0                0              $0

Michael Cheever               2003         $66,054            $0             $0               $0          100,000              $0
Controller


(1) The salary amounts shown for Mr. Daniels do not include additional amounts totaling approximately $171,000 (through his last day of employment on January 23, 2004) for past wages being claimed by Mr. Daniels and disputed by the Company. (See "Legal Proceedings" of 2003 10KSB)

(2)      Includes auto allowances, insurance and other fringe benefits.

(3) Includes shares of Common Stock issuable upon exercise of options granted to Mr. Daniels. Prior to January 23, 2004, Mr. Daniels had exercised options to acquire an aggregate of approximately 4,130,000 shares of the Company's Common Stock, of which 2,000,000 shares were acquired at no cost by Mr. Daniels in 2003. (Also see "Legal Proceedings" of 2003 10KSB and "Management Options of E. Ted Daniels")

OPTION EXERCISES AND FISCAL YEAR-END VALUES
Show below is information with respect to the number of shares of the Company's common Stock acquired upon the exercise of options during the fiscal year ended December 31, 2003, the value realized therefor, the number of unexercised options at December 31, 2002 and the value of unexercised in-the-money options at December 31, 2003 for the Company's executive officers in the Summary Compensation Table above. The Company's executive officers did not hold any stock appreciation rights ("SARs") during the fiscal year ended December 31, 2003.

                                                                  NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED               IN-THE-MONEY
                              SHARES                               OPTIONS AT FISCAL               OPTIONS AT FISCAL
                           ACQUIRED ON           VALUE                YEAR-END (#)                    YEAR-END ($)
         NAME              EXERCISE (#)        REALIZED        EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
-----------------------    -------------     --------------    ---------------------------     ---------------------------
E. Ted Daniels                2,000,000            $16,000                            0/0                           $0/$0
David Ayres                           0                 $0                      500,000/0                           $0/$0
Michael Cheever                       0                 $0                      240,000/0                           $0/$0

EMPLOYMENT AGREEMENTS
There are currently no employment agreements between the Company and any of its directors, officers or significant employees. See "Legal Proceedings" regarding the former employment of past President and Chief Executive Officer E. Ted Daniels.

STOCK OPTION PLANS

1993 STOCK OPTION PLAN
In February 1993, the Board of Directors adopted the Company's 1993 Stock Option Plan. Due to subsequent changes to the Internal Revenue Code (the "Code") and for other reasons, the Board of Directors decided to amend many provisions of this plan. As a consequence, the Board of Directors adopted an Amended and Restated 1993 Stock Option Plan (the "1993 Plan") in May 1996. The 1993 Plan authorized the granting of options to purchase up to a maximum 630,000 shares of Common Stock to qualified officers, key employees, directors and employees of companies that do business with the Company. As of December 31, 2003, options for 62,500 shares of Common Stock available for grant under the 1993 Plan had been exercised and approximately 80,000 shares of Common Stock were reserved for issuance upon exercise of outstanding options. Except as to options previously granted and outstanding under it, the 1993 Plan terminated at midnight on February 1, 2003.

The 1993 Plan provided for the grant of both incentive stock options ("ISOs") and non-qualified stock options ("NQOs"). ISOs granted under the 1993 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code of 1986, as amended. NQOs granted under the 1993 Plan are intended not to qualify as ISOs under the Code. Options granted under the 1993 Plan generally have a term of not more that 10 years and vest no sooner than 6 months after the date of grant.

No ISO could be granted under the 1993 Plan to any person who, at the time of the grant, owned (or was deemed to own) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate of the Company, unless the option exercise price was at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option did not exceed five years from the date of grant. For incentive stock option grants, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options were exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

The Company did not grant any options to its executive officers under the 1993 Plan during the fiscal year ended December 31, 2003 nor during the fiscal year ended December 31, 2002.

1996 STOCK OPTION PLAN
In May 1996, the Board of Directors adopted the 1996 Stock Option Plan (the "1996 Plan"). The 1993 Plan authorizes the granting of options to purchase up to a maximum 600,000 shares of Common Stock to qualified officers, key employees, directors and employees of companies that do business with the Company. As of December 31, 2003, none of the options available for grant under the 1996 Plan had been exercised and no shares of Common Stock were reserved for issuance upon exercise of outstanding options. The 1996 Plan terminated at midnight on February 1, 2003.

The Company did not grant any options to its executive officers under the 1996 Plan during the fiscal year ended December 31, 2003 nor during the fiscal year ended December 31, 2002.

2000 NONSTATUTORY STOCK OPTION PLAN
In May 2000, the Board of Directors adopted the Prism Software Corporation 2000 Nonstatutory Stock Option Plan (the "2000 Plan"). The 2000 Plan authorizes the granting of options to purchase up to a maximum of 3,000,000 shares of Common Stock to qualified employees and directors of the Company.

As of December 31, 2003, none of the options available for grant under the 2000 Plan had been exercised, approximately 1,720,000 shares of Common Stock were reserved for issuance upon exercise of outstanding options and approximately 1,280,000 shares of Common Stock remained available for grant thereunder. Except as to options previously granted and outstanding under it, the 2000 Plan will terminate on May 4, 2010, unless sooner terminated by the Board of Directors.

The 2000 Plan provides only for the grant of non-qualified stock options. Options granted under the 2000 Plan generally have a term of not more that 10 years. Vesting periods, if any, are at the discretion of the Board of Directors at the time of grant. The exercise price of options granted under the 2000 Plan is to be at least 85% of the fair market value of the Company's Common Stock at the date of grant, as determined by the Board of Directors. The 2000 Plan provides for "cashless exercise" of the options, so the optionee has the choice of paying cash to exercise the options, surrendering Common Stock owned by him with a value equal to the exercise price, or issuing a promissory note for the exercise price.

The Company granted options to purchase 600,000 shares of its Common Stock to its executive officers under the 2000 Plan during the fiscal year ended December 31, 2003. The Company did not grant any options to its executive officers under the 2000 Plan during the fiscal year ended December 31, 2002.

MANAGEMENT OPTIONS OF E. TED DANIELS
Under his employment agreement, and distinct from the Company's other option plans, Mr. Daniels had been granted non-qualified options to purchase shares of the Company's Common Stock, such as to maintain ownership of 8% of the Company's fully-diluted Common Stock (subject to certain anti-dilution adjustments). Except for options to purchase 2,000,000 shares that were subsequently exercised in 2003, as of December 31, 2002, Mr. Daniels had voluntarily cancelled all rights to such options that had previously been granted and any additional such options that would have otherwise been granted to him in the future under his employment agreement, therefore no such options existed as of December 31, 2003.

However, in February 2004, Mr. Daniels claimed that he is still entitled to receive replacement options (that would expire in October 2004) on modified terms that would be similar to the ones he had previously cancelled. (Also see "Legal Proceedings" of 2003 10KSB)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of April 15, 2004, by (i) each person known by the Company to beneficially own 5% or more of the outstanding Common Stock of the Company; (ii) each of the Company's directors; (iii) each of the Company's Executive Officers; and (iv) all directors and Executive Officers of the Company as a group.

                                                                  COMMON STOCK   TOTAL NUMBER OF     PERCENTAGE OF
                                                  PERCENTAGE OF  EQUIVALENTS OF       SHARES        SHARES OF COMMON
    NAME AND ADDRESS OF      OUTSTANDING COMMON       SHARES       OPTIONS OR      BENEFICIALLY    STOCK BENEFICIALLY
     BENEFICIAL OWNER              STOCK           OUTSTANDING        NOTES         OWNED (1)          OWNED (1)
-----------------------------------------------------------------------------------------------------------------------
E. Ted Daniels
42240 Adams Street
Bermuda Dunes, CA  92201         4,440,000             3%               0         4,440,000                  3%

David Ayres
c/o Prism Software
Corporation
23696 Birtcher
Lake Forest, CA  92630             615,000              *         500,000         1,115,000                  1%

Carl S. von Bibra
1637 Spruce Street
South Pasadena, CA 91030        33,607,500             24%    272,639,461       306,246,961                 74%

The Conrad von Bibra
Revocable Trust
1415 Milan Ave.
South Pasadena, CA  91030       60,880,856            43%     497,228,225       558,109,081                 87%

Michael Cheever
c/o Prism Software
Corporation
23696 Birtcher
Lake Forest, CA  92630              20,000               *        240,000           260,000                   *

All Directors and
Executive Officers of the
Company as a Group (5
persons)                        99,563,356            70%     770,607,686       870,171,042                 95%


*  Less than 0.5%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities currently convertible, or convertible within 60 days after April 15, 2004, are deemed to be outstanding in calculating the percentage ownership of a person or group but are not deemed to be outstanding as to any other person or group. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Currently, there are 300,000,000 shares of Common Stock authorized, of which 141,591,534 are issued and outstanding. The percentage column of common stock beneficially owned shows the percent each person would own if he exercised all his conversion or option privileges and all of the others did not.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

REPURCHASE OF COMMON STOCK
In December 2002, the Company repurchased 500,000 shares of its Common Stock from Carl von Bibra for $2,500, or $0.005 per share. Mr. von Bibra is affiliate of the Company by virtue of his beneficial ownership of more than 5% of the Company's outstanding Common Stock.

CERTAIN NOTES AND NOTE CONVERSIONS
From January 2002 to February 2003, the Company borrowed approximately $1,014,000 from the Conrad von Bibra Revocable Trust ("Conrad von Bibra"), and approximately $732,000 from Carl von Bibra. All such debt was restructured under a Loan Agreement in March 2003 (see below).

In March 2003, the Company refinanced most of its debt and related accrued interest with Conrad von Bibra and Carl von Bibra under a Loan Agreement, and entered into a Credit Agreement with Conrad von Bibra. From March to December 2003, the Company borrowed approximately $1,060,000 from Conrad von Bibra under the Credit Agreement. All debt under these agreements are due upon demand, bear interest at the rate of 8% per annum and were convertible into shares of Common Stock at the initial rate of $0.05 per share (subject to certain anti-dilution adjustments) at the option of the holder. In accordance with the anti-dilution provisions of these agreements, the conversion rate on this debt was subsequently adjusted to $0.01 per share upon the issuance of a separate note in March 2003 (see below). In addition, these agreements included provisions for warrants that were subsequently waived by Conrad von Bibra and Carl von Bibra in light of the conversion rate being reduced to $0.01 per share. Borrowings made under the Credit Agreement are secured by the Company's assets in accordance with a related Security Agreement.

Also in March 2003, the Company borrowed an additional $100,000 from Conrad von Bibra under a separate Convertible Promissory Note that is secured by the Company's assets. This debt is due upon demand, bears interest at the rate of 8% per annum and is convertible into shares of Common Stock at the rate of $0.01 per share (subject to certain anti-dilution adjustments) at the option of the holder.

No commissions were paid in connection with any of these transactions. Conrad von Bibra and Carl von Bibra are affiliates of the Company by virtue of their beneficial ownership of more than 5% of the Company's outstanding Common Stock.

The Company believes that such transactions were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.


PRINCIPAL ACCOUNTANT FEES AND SERVICES
The Company incurred Audit Fees of $38,400 with its principal accountant in the fiscal year ended December 31, 2003. The Company incurred Audit Fees of $38,400 with its principal accountant in the fiscal year ended December 31, 2002. The Company incurred no other fees with its principal accountant in either of the two fiscal years referenced.

The Company has no audit committee. The Board of Directors' policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be provided for up to one year and any pre-approval would be detailed as to the particular service or category of services, and would be subject to a specific budget. The independent auditors and management are required to periodically report to the Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Board of Directors has appointed Cacciamatta Accountancy Corporation as independent auditors for the year ending December 31, 2004, subject to ratification by the stockholders at the Annual Meeting. Representatives of Cacciamatta Accountancy Corporation, LLP will be invited to attend the Annual Meeting, and if they attend will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.